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                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.

  Name                                                            Jurisdiction of Incorporation
--------                                                      -----------------------------------
Internet Capital Group Operations, Inc.                                    Delaware
Internet Capital Group (Europe), Ltd.                                   United Kingdom
ICG Holdings, Inc.                                                         Delaware
1999 Internet Capital (Europe) L.P.                                        Delaware
Anthem/CIC Ventures Fund L.P.                                              Delaware
Blackboard, Inc.                                                           Delaware
Captive Capital Corporation (fka eMarket Capital, Inc.)                    Delaware
ComputerJobs.com, Inc.                                                      Georgia
CreditTrade Inc.                                                           Delaware
eCredit.com, Inc.                                                          Delaware
Emptoris, Inc.                                                             Delaware
Entegrity Solutions Corporation                                           California
FoodLink Online LLC                                                       California
Freeborders, Inc.                                                          Delaware
GoIndustry AG                                                               Germany
ICG Commerce Holdings, Inc.                                                Delaware
        ICG Commerce, Inc.                                               Pennsylvania
        ICG Commerce Investments, LLC                                      Delaware
        ICG Commerce International, LLC                                    Delaware
        ICG Commerce Mexico I, LLC                                         Delaware
        ICG Commerce Mexico II, LLC                                        Delaware
        ICG Commerce UK Limited                                         United Kingdom
        ICG Commerce Singapore Pte Ltd.                                    Singapore
        ICG Commerce Germany GmbH                                           Germany
        ICG Commerce Ireland Ltd.                                           Ireland
        ICG Commerce Latin America, S. de. R.L., de C.V.                    Mexico
        ICG Commerce Services, S. de. R.L. de C.V.                          Mexico
        epValue.com, Inc.                                                  Delaware
ICG Patent, Inc.                                                           Delaware
Investor Force Holdings, Inc.                                              Delaware
        Investor Force, Inc.                                               Delaware
        Investor Force Securities, Inc.                                    Delaware
Jamcracker, Inc.                                                           Delaware
LGO Corporation (fka Logistics.com, Inc.)                                  Delaware
Marketron International, Inc. (fka Buymedia, Inc.)                         Delaware
Metastorm Inc.                                                             Maryland
OneCoast Network Holdings, Inc. (fka USgift Corporation)                    Georgia
Qcorps Residential, Inc. (dba WhiteFence)                                  Delaware
StarCite, Inc.                                                             Delaware
Tibersoft Corporation                                                    Massachusetts
Traffic.com, Inc.                                                          Delaware

Unless otherwise provided, each of the subsidiaries named above do business under the same name.